S&W Announces Second Quarter Fiscal 2024 Financial Results

LONGMONT, Colorado – February 14, 2024 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended December 31, 2023.

Financial Highlights

•
Revenue for the second quarter of fiscal 2024 was $10.9 million, a 16.0% decrease compared to the second quarter of fiscal 2023. Double TeamTM sorghum revenue was $4.0 million in the second quarter of fiscal 2024 compared to $1.2 million in the second quarter of fiscal 2023.
•
Gross profit margin for the second quarter of fiscal 2024 was 30.3%, an improvement from 21.3% in the second quarter of fiscal 2023.
•
GAAP operating expenses were $7.9 million for the second quarter of fiscal 2024 compared to GAAP operating expenses for the second quarter of fiscal 2023 of $9.0 million.
•
GAAP net loss was ($6.5) million, or ($0.15) per basic and diluted share, for the second quarter of fiscal 2024 compared to a GAAP net loss of ($6.0) million, or ($0.14) per basic and diluted share, for the second quarter of fiscal 2023.
•
Adjusted EBITDA (see Table B) improved to ($3.2) million for the second quarter of fiscal 2024 compared to ($4.6) million for the second quarter of fiscal 2023.
•
Received $6.0 million payment from Equilon Enterprises LLC (dba Shell Oil Products US) in February 2024 as additional consideration related to the formation of biofuel production partnership, Vision Bioenergy Oilseeds LLC, in February 2023, and received $1.0 million payment from Trigall Genetics S.A. in January 2024 as additional consideration related to the sale of 80% interest in Trigall Australia Pty Ltd., a wheat development partnership, in December 2022.

Management Discussion

“We continued to successfully implement key operational initiatives to drive efficiencies across the global organization. These initiatives, coupled with our higher mix of Double Team sales, provided a gross margin improvement to 30.3% this quarter compared to 21.3% in the second quarter one year ago, and a $1.1 million reduction of operating expenses,” commented S&W Seed Company’s CEO, Mark Herrmann. “A key driver to the gross margin improvement has been the successful adoption of our first trait technology solution – Double Team Grain Sorghum. Double Team sales increased 233% to $4.0 million during the second quarter this year compared to the second quarter one year ago as we continued to see positive farmer satisfaction, demand, and adoption of the high margin trait technology. We are looking to build upon the success of Double Team Grain

Sorghum with the introduction of a Double Team Forage Sorghum solution and Prussic Acid Free Trait for sorghum. Initial Double Team Forage Sorghum sales are expected in fiscal 2024, and a pilot launch of our Prussic Acid Free Trait for sorghum is being planted this year. We feel we are clearly becoming a leading technology provider in sorghum, a key global crop, that can be used as a substitute for many grains on the market today due to its key nutrient profile and ability to handle higher temperatures and drier climates better than many other crops.”

“While we are achieving strong adoption in our high margin sorghum trait technology solutions, we are closely monitoring the dynamics from the expanding conflicts in the Middle East North Africa, or MENA, region on our international alfalfa product operations. The war in Ukraine, the Sudan Civil War, and expanding geopolitical disruptions have caused the transition of many alfalfa growers in the MENA region to plant wheat this upcoming season, and have caused disruptions to normal farming operations and seed distribution channels. We have already implemented a series of cost saving initiatives within our international operations, as well as production optimization initiatives, to mitigate any potential revenue impact. We will remain proactive to optimize the cost structure of the entire organization to support our near-term goal of profitability.”

“We believe we are well positioned within our U.S. sorghum operations to continue the momentum we have achieved during the first half of fiscal 2024. Double Team appears to have proven itself to be a truly special and unique product as the only product available to control grassy weeds in sorghum that rob water, nutrients and ultimately yield from the crop. Since its limited launch in 2021 - and broader commercial launch in calendar year 2022 - Double Team Grain Sorghum accounted for what we estimate to be 6% of all grain sorghum acres in the U.S. spring 2023 planting and we believe it will grow to more than 10% for planting 2024. This is not only a tremendous achievement by our sales team, but also highlights the value and demand for innovation in this critical crop, which has been void of any innovation to this point by the large agricultural companies.”

CFO Update

The Company's board of directors appointed Vanessa Baughman as the Company's full-time Chief Financial Officer effective February 12, 2024. Ms. Baughman had been serving as the Company's Interim Chief Financial Officer and corporate Secretary since May 2023. Prior to joining S&W, Ms. Baughman served as Chief Financial Officer and Vice President of Finance of AgReliant Genetics, LLC, the third largest North American seed corn company, headquartered in Westfield, Indiana, from January 2019 to March 2023.

Financial Results

Total revenue for the second quarter of fiscal 2024 was $10.9 million compared to total revenue for the second quarter of fiscal 2023 of $12.9 million. The quarter-over-quarter decrease in revenue was primarily attributable to a $3.5 million decrease in MENA region sales caused by management's decision to not discount non-dormant alfalfa as cheaper European seed disrupted the market and government incentives to produce wheat in Saudi Arabia reduced demand, a $1.1 million decrease in Australia pasture products and non-dormant alfalfa, and a

$0.3 million decrease in Asia sales due to inventory carryover into fiscal 2024 leading to lost sales. This decrease was offset by a $2.8 million increase in Double Team traited sorghum revenue.

Gross profit margin for the second quarter of fiscal 2024 was 30.3% compared to gross profit margin for the second quarter of fiscal 2023 of 21.3%. The improvement in gross profit margin was primarily driven by increased sales of the Company's high margin Double Team traited sorghum and a more favorable product mix in the Australian domestic market. This increase was partially offset by decreased market prices in the MENA region and increased sales of the Company's lower margin grain sorghum in Mexico.

GAAP operating expenses for the second quarter of fiscal 2024 were $7.9 million compared to GAAP operating expenses for the second quarter of fiscal 2023 of $9.0 million. The Company saw a $0.4 million improvement from research and development expenses, a $0.5 million improvement in depreciation and amortization, and a $0.2 million improvement in selling, general, and administrative expenses.

Adjusted operating expenses (see Table A1) for the second quarter of fiscal 2024 were $6.7 million compared to $7.6 million in the second quarter of fiscal 2023. The $0.9 million decrease in adjusted operating expenses for the second quarter of fiscal 2024 was attributed to a $0.5 million decrease in research and development expenses and a $0.4 million decrease in selling, general, and administrative expenses after taking out non-recurring transaction costs.

GAAP net loss for the second quarter of fiscal 2024 was ($6.5) million, or ($0.15) per basic and diluted share, compared to GAAP net loss of ($6.0) million, or $(0.14) per basic and diluted share, for the second quarter of fiscal 2023.

Adjusted net loss (see Table A2) for the second quarter of fiscal 2024 was ($5.4) million, or ($0.13) per basic and diluted share, excluding interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss for the second quarter of fiscal 2023 was ($5.3) million, or ($0.13) per basic and diluted share, excluding interest expense - amortization of debt discount, non-recurring transaction costs, and dividends accrued for participating securities and accretion.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2024 was ($3.2) million compared to adjusted EBITDA for the second quarter of fiscal 2023 of ($4.6) million.

Fiscal 2024 Guidance

Due to the dynamics in the MENA region potentially impacting international alfalfa operations, S&W expects fiscal 2024 revenue to be on the lower end of the previously communicated range of $76 to $82 million. The Company continues to expect revenue from the Company’s Double Team sorghum solutions to be $11.5 to $14.0 million, representing an increase of 77% to 115% compared to fiscal 2023. The Company continues to expect adjusted EBITDA to be in the range of $(7.5) million to $(4.0) million for fiscal 2024, compared to adjusted EBITDA of $(9.3) million in fiscal 2023.

As the partnership with Shell is accounted for as an equity method investment, it is not expected to have a material impact on S&W’s full-year financial results for fiscal 2024.

Conference Call

S&W Seed Company has scheduled a conference call for Wednesday, February 14, 2024, at 11:00am ET (8:00am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation #1634446. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2024 to net loss because the reconciling line items that impact net loss, including interest expense, non-cash stock-based compensation, foreign currency loss, and equity in loss of equity method investee (Vision Bioenergy), net of tax, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2024 will have a significant impact on net loss. Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for our adjusted EBITDA calculation, also non-cash stock-based compensation. We exclude non-recurring transaction costs from our total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of our control and cannot be reasonably predicted. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on our working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. We believe it is useful to exclude these amounts to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three and six months ended December 31, 2023, as it has significant influence in the Company. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. We define adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, and one-time, non-recurring expenses. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. We define adjusted net loss as net loss attributable to S&W Seed Company less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion and equity in loss of equity method investee (Vision Bioenergy), net of tax. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as net loss attributable to S&W Seed Company adjusted to exclude interest expense, net, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, gain on disposal of intangible assets, gain on sale of equity investment, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2024; our success in developing and commercializing Double Team Forage Sorghum solution and Prussic Acid Free Trait for sorghum; our expected timelines for the development and launch of our products; the projected growth of Double Team Grain Sorghum's share of all grain sorghum acres in the U.S.; and the success of our cost-saving, production optimization and operational initiatives to mitigate the impact of geopolitical events and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the ongoing military conflict between Russia and Ukraine and related sanctions and the war between Israel and Hamas, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2024; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$10,864,809	$12,937,802	$27,297,275	$32,803,667
Cost of revenue	7,575,685	10,188,511	18,996,837	25,549,865
Gross profit	3,289,124	2,749,291	8,300,438	7,253,802
Operating expenses
Selling, general and administrative expenses	5,892,922	6,242,212	11,679,502	11,298,469
Research and development expenses	994,648	1,503,473	2,081,160	3,018,853
Depreciation and amortization	1,076,019	1,253,904	2,145,042	2,590,338
Gain on disposal of property, plant and equipment	(68,734)	(751)	(101,690)	(4,411)
Total operating expenses	7,894,855	8,998,838	15,804,014	16,903,249
Loss from operations	(4,605,731)	(6,249,547)	(7,503,576)	(9,649,447)
Other (income) expense
Foreign currency loss	244,298	176,624	616,486	367,539
Gain on disposal of intangible assets	—	(1,796,252)	—	(1,796,252)
Gain on sale of equity investment	—	(32,030)	—	(32,030)
Interest expense - amortization of debt discount	446,017	578,112	901,591	861,755
Interest expense - convertible debt and other	1,337,992	1,092,327	2,743,759	1,879,006
Other (income) expenses	(59,336)	546	(96,896)	(43,724)
Loss before income taxes	(6,574,702)	(6,268,874)	(11,668,516)	(10,885,741)
Benefit from income taxes	(756,985)	(282,296)	(755,778)	(383,960)
Loss before equity in net earnings of affiliates	(5,817,717)	(5,986,578)	(10,912,738)	(10,501,781)
Equity in loss of equity method investees, net of tax	676,329	4,015	1,538,225	4,015
Net loss	(6,494,046)	(5,990,593)	(12,450,963)	(10,505,796)
Loss attributable to noncontrolling interests	(25,194)	(4,588)	(32,482)	(10,850)
Net loss attributable to S&W Seed Company	$(6,468,852)	$(5,986,005)	$(12,418,481)	$(10,494,946)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company	$(6,468,852)	$(5,986,005)	$(12,418,481)	$(10,494,946)
Dividends accrued for participating securities and accretion	(124,431)	(114,062)	(244,476)	(228,123)
Net loss attributable to common shareholders	$(6,593,283)	$(6,100,067)	$(12,662,957)	$(10,723,069)

Net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.15)	$(0.14)	$(0.29)	$(0.25)
Weighted average number of common shares outstanding, basic and diluted	43,091,438	42,651,270	43,050,329	42,627,645

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Operating expenses	$7,894,855	$8,998,838	$15,804,014	$16,903,249

Less:

Depreciation and amortization	(1,076,019)	(1,253,904)	(2,145,042)	(2,590,338)

Non-recurring transaction costs	(161,268)	(189,125)	(323,499)	(262,618)

Gain on disposal of property, plant and equipment	68,734	751	101,690	4,411

Non-GAAP adjusted operating expenses	$6,726,302	$7,556,560	$13,437,163	$14,054,704

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net loss attributable to S&W Seed Company	$(6,468,852)	$(5,986,005)	$(12,418,481)	$(10,494,946)

Interest expense - amortization of debt discount	446,017	578,112	901,591	861,755

Non-recurring transaction costs	161,268	189,125	323,499	262,618

Dividends accrued for participating securities and accretion	(124,431)	(114,062)	(244,476)	(228,123)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	577,039	—	1,354,012	—

Non-GAAP adjusted net loss	$(5,408,959)	$(5,332,830)	$(10,083,855)	$(9,598,696)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.13)	$(0.13)	$(0.23)	$(0.23)
Weighted average number of common shares outstanding, basic and diluted	43,091,438	42,651,270	43,050,329	42,627,645

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss attributable to S&W Seed Company	$(6,468,852)	$(5,986,005)	$(12,418,481)	$(10,494,946)

Interest expense, net	1,337,992	1,092,327	2,743,759	1,879,006

Interest expense - amortization of debt discount	446,017	578,112	901,591	861,755

Benefit from income taxes	(756,985)	(282,296)	(755,778)	(383,960)

Depreciation and amortization	1,076,019	1,253,904	2,145,042	2,590,338

Non-recurring transaction costs	161,268	189,125	323,499	262,618

Non-cash stock-based compensation	283,327	305,894	695,147	762,006

Foreign currency loss	244,298	176,624	616,486	367,539

Gain on disposal of intangible assets	—	(1,796,252)	—	(1,796,252)

Gain on sale of equity investment	—	(32,030)	—	(32,030)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	577,039	—	1,354,012	—

Dividends accrued for participating securities and accretion	(124,431)	(114,062)	(244,476)	(228,123)

Non-GAAP adjusted EBITDA	$(3,224,308)	$(4,614,659)	$(4,639,199)	$(6,212,049)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of December 31, 2023	As of June 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,114,370	$3,398,793
Accounts receivable, net	19,983,583	24,622,727
Notes receivable, net	6,974,357	6,846,897
Inventories, net	46,008,080	45,098,268
Prepaid expenses and other current assets	2,974,177	4,099,027
TOTAL CURRENT ASSETS	77,054,567	84,065,712
Property, plant and equipment, net	10,350,887	10,082,168
Intellectual property, net	20,958,076	21,650,534
Other Intangibles, net	7,808,412	8,082,325
Right of use asset - operating leases	2,825,742	2,983,303
Equity method investments	21,624,643	23,059,705
Other assets	3,051,182	2,066,081
TOTAL ASSETS	$143,673,509	$151,989,828
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,891,078	$13,312,180
Deferred revenue	5,504,204	464,707
Accrued expenses and other current liabilities	6,004,829	8,804,456
Current portion of working capital lines of credit, net	43,597,213	44,900,779
Current portion of long-term debt, net	4,445,442	3,808,761
TOTAL CURRENT LIABILITIES	74,442,766	71,290,883
Long-term debt, net, less current portion	4,862,340	4,499,334
Other non-current liabilities	2,063,641	2,102,030
TOTAL LIABILITIES	81,368,747	77,892,247
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at December 31, 2023 and June 30, 2023	5,518,624	5,274,148
TOTAL MEZZANINE EQUITY	5,518,624	5,274,148
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 43,317,044 issued and 43,292,044 outstanding at December 31, 2023; 43,004,011 issued and 42,979,011 outstanding at June 30, 2023	43,317	43,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	168,270,300	167,768,104
Accumulated deficit	(104,595,765)	(91,932,808)
Accumulated other comprehensive loss	(6,832,156)	(6,987,791)
Noncontrolling interests	34,638	67,120
TOTAL STOCKHOLDERS' EQUITY	56,786,138	68,823,433
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$143,673,509	$151,989,828

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,450,963)	$(10,505,796)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	695,147	762,006
Bad debt expense	472,411	(125,209)
Inventory write-down	787,085	685,200
Depreciation and amortization	2,145,042	2,590,338
Gain on disposal of property, plant and equipment	(101,690)	(4,411)
Gain on disposal of intangible assets	—	(1,796,252)
Gain on sale of equity investment	—	(32,030)
Equity in loss of equity method investees, net of tax	1,538,225	4,015
Change in deferred tax provision	(712,063)	(259,747)
Change in foreign exchange contracts	(639,143)	19,466
Foreign currency transactions	1,276,525	(200,666)
Amortization of debt discount	901,591	861,755
Accretion of note receivable	(127,476)	—
Changes in:
Accounts receivable	4,326,500	(3,968,108)
Inventories	(1,300,241)	557,442
Prepaid expenses and other current assets	356,779	20,736
Other non-current assets	47,015	(677,938)
Accounts payable	1,381,305	(385,529)
Deferred revenue	5,039,497	5,578,365
Accrued expenses and other current liabilities	(2,231,490)	(1,256,423)
Other non-current liabilities	32,768	(207,625)
Net cash provided by (used in) operating activities	1,436,824	(8,340,411)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,077,055)	(154,997)
Proceeds from disposal of property, plant and equipment	160,958	3,660
Capital contributions to partnerships	(88,543)	(59,242)
Proceeds from partnership transaction	—	2,000,000
Net proceeds from sale of equity investment	—	400,000
Net cash provided by (used in) investing activities	(1,004,640)	2,189,421
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	(165,812)	—
Taxes paid related to net share settlements of stock-based compensation awards	(26,825)	(12,949)
Borrowings and repayments on lines of credit, net	(2,762,758)	6,598,076
Borrowings of long-term debt	595,175	285,005
Repayments of long-term debt	(152,214)	(1,063,661)
Debt issuance costs	(237,278)	(359,527)
Net cash provided by (used in) financing activities	(2,749,712)	5,446,944
EFFECT OF EXCHANGE RATE CHANGES ON CASH	33,105	(24,290)
NET DECREASE IN CASH & CASH EQUIVALENTS	(2,284,423)	(728,336)
CASH AND CASH EQUIVALENTS, beginning of the period	3,398,793	2,056,508
CASH AND CASH EQUIVALENTS, end of period	$1,114,370	$1,328,172